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                                                                  EXHIBIT 10.S.1


                             AMENDMENT NO. 1 TO THE
                        DIRECTOR CHARITABLE AWARD PLAN,
             AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 13, 1995

         Pursuant to Section 3.1 of the El Paso Natural Gas Company Director Charitable Award Plan, Amended and Restated Effective as of January 13, 1995 (the "Plan"), the Plan is hereby amended as follows, effective January 22, 1996:

         Section 5.2 is amended to read as follows:

         5.2     Designation of Donees

                 Each Participant shall nominate Charitable Organizations to receive Charitable Awards by providing formal notice of such nominations to the Committee. Following the receipt of the nominations of organizations, the Committee will approve the nomination or recommend to the Board that the nomination be denied. In the event the Committee does not recommend to the Board that the nomination be denied within six months of receipt of such nomination, the nomination shall be deemed accepted by the Committee. Further if the Participant should die before the Committee, or the Board in the case of denials, acts on the nominations, such nomination shall be deemed accepted provided the nominee is a qualified Charitable Organization, as defined herein. The Board of Directors, by majority vote, shall have the authority to deny status as a Qualified Donee to any organization nominated by a Participant. In the event one or more organizations nominated by a Participant for status as a Qualified Donee are denied such status by the Board of Directors, the Participant may nominate additional organizations to receive a Charitable Award, subject to the approval of the Committee (or the denial by the Board, as applicable). If a Participant fails to designate a Qualified Donee, the Charitable Award to be made on behalf of such Participant shall lapse.

                 All nominations of organizations to receive Charitable Awards shall be made on a Charitable Award Nomination Form, which shall specify the following: (i) the name of the nominated organization;
         (ii) the amount desired by the Participant to be donated to the organization; (iii) the name under which the donation is to be made; and (iv) any other terms and provisions deemed necessary by the Board of Directors or the Committee. Each completed Charitable Award Nomination Form shall be submitted to the Senior Vice President, Human Resources and Administration.

         IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this amendment to be duly executed on this 1st day of February, 1996.

                                           EL PASO NATURAL GAS COMPANY

Attest:                                    By: /s/ JOEL RICHARDS
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/s/ STACY J. JAMES                         Title: Senior Vice President
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